Exhibit 4.2

CERTIFICATE NO. ****** Advanced Inhalation Therapies (AIT) Ltd. UNITS ****** INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL CUSIP M0182P126 THIS CERTIFIES THAT * SPECIMEN *Is The Owner of ****** FULLY PAID AND NON-ASSESSABLE UNITS OF Advanced Inhalation Therapies (AIT) Ltd. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.Each unit (“Unit”) consists of two (2) ordinary shares, no par value (“Ordinary Shares”) and three (3) warrants (“Warrants”) of Advanced Inhalation Therapies (AIT) Ltd. (the “Company). Each Warrant entitles the holder to purchase one (1) Ordinary Share at an exercise price of $ (subject to adjustment). Each Warrant will become exercisable 45 days after the date of effectiveness of the Company’s registration statement on Form F-1 (No. 333-206557) (the “Registration Statement”), filed with the Securities and Exchange Commission, and will expire on , 2021.The Ordinary Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to the date which is 45 days after the date of effectiveness of the Registration Statement unless Joseph Gunnar & Co., LLC, as representative of the underwriters, determines that an earlier separation date is acceptable, in which case the Company will publicly announce the date for separate trading to begin.The terms of the Warrants are governed by a Warrant Agreement, dated as of , 2016, by and between the Company and VStock Transfer, LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent located at 18 Lafayette Place, Woodmere, NY 11598, and are available to any Warrant holder upon written request and without cost. Dated: ****** ...0r <0-·,i:i.g..,. COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Chief Executive Officer